UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 20, 2007

UCI Medical Affiliates, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-13265	59-2225346
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

4416 Forest Drive, Columbia, South Carolina 29206

(Address, Including Zip Code of Principal Executive Offices)

(803) 782-4278

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Election of Director

On April 20, 2007, the Board of Directors of UCI Medical Affiliates, Inc. (“UCI”) increased the number of members of the Board of Directors from seven (7) to eight (8), and the Board of Directors elected Ann Thomas Burnett to fill the newly created vacancy on UCI’s Board of Directors.

Ms. Burnett currently serves as Vice President of the Health Network Services division of BlueChoice HealthPlan of South Carolina, Inc. (“BlueChoice”), a subsidiary of Blue Cross and Blue Shield of South Carolina. Ms. Burnett has been employed by BlueChoice for the last eleven years. There are no family relationships between Ms. Burnett, who is 53 years old, and any director or executive officer of UCI. In addition, there are no transactions between Ms. Burnett and UCI. At the time of this disclosure, Ms. Burnett is not expected to be named to any committee of the Board of Directors.

Item 9.01	Financial Statements and Exhibits.

(a) - (c)	Not applicable.

(d)	Exhibits.
Exhibit 99.1 - Press Release dated April 25, 2007.

SIGNATURES

Pursuant to requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

UCI MEDICAL AFFILIATES, INC.
(Registrant)

/s/ Jerry F. Wells, Jr.
Jerry F. Wells, Jr.
Executive Vice President of Finance, Chief Financial Officer, and Secretary

Date: April 25, 2007

Exhibit Index

Exhibit
99.1	Press Release dated April 25, 2007.